UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 25, 2009

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.06                                             Material Impairments.

On June 25, 2009, Penns Woods Bancorp, Inc. (“Penns Woods”) determined that it expects to record a pre-tax other than temporary impairment charge for the second quarter of 2009 of between $2,000,000 and $2,500,000, depending upon actual market conditions at June 30, 2009.  The non-cash charge  relates to certain holdings of financial sector equity securities held in the investment portfolio that have experienced a significant reduction in market price as a result of the current economic crisis and deterioration in the financial markets, which market prices are not expected to recover in the near term.

As of March 31, 2009, Penns Woods maintained an equity securities portfolio having a cost value of $14,263,000 and a fair value of $11,339,000.  The portfolio consists primarily of financial sector holdings.  Certain holdings within the equities securities portfolio may be sold during 2009 as part of a strategy to carry back capital losses for tax purposes.

After giving effect to the impairment charge, both Penns Woods and its wholly-owned banking subsidiary, Jersey Shore State Bank, will continue to be “well capitalized” under applicable bank regulatory guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: June 30, 2009

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer